Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-256675) and Form S-8 (No.333-265313) of Boqii Holding Limited of our report dated July 27, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

July 27, 2022